Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-6 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: July 10, 2006	ARMORY MASTER FUND LTD.

	By:	/s/ Jay Burnham
	Name:	Jay Burnham
	Title:	Director

Dated: July 10, 2006	ARMORY FUND LP

	By:	Armory Partners LLC

		By:	/s/ Jay Burnham
		Name:	Jay Burnham
		Title:	Member

Dated: July 10, 2006	ARMORY PARTNERS LLC

	By:	/s/ Jay Burnham
	Name:	Jay Burnham
	Title:	Member

Dated: July 10, 2006	ARMORY OFFSHORE FUND LTD.

	By:	/s/ Jay Burnham
	Name:	Jay Burnham
	Title:	Director

Dated: July 10, 2006	ARMORY ADVISORS LLC

	By:	/s/ Jay Burnham
	Name:	Jay Burnham
	Title:	Member

Dated: July 10, 2006	THE SEAPORT GROUP, LLC PROFIT SHARING PLAN

	By:	/s/ Michael Meagher
	Name:	Michael Meagher
	Title:	Member

Dated: July 10, 2006

/s/ Michael Meagher
Michael Meagher

Dated: July 10, 2006

/s/ Stephen C. Smith
Stephen C. Smith

Dated: July 10, 2006

/s/ Jay Burnham
Jay Burnham